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                                                                   EXHIBIT 10.35

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into by and among, TeleHub Technologies Corporation, a Nevada corporation, with offices at 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031 (the "EMPLOYER"), TeleHub Communications Corporation, a Nevada corporation (the "PARENT"), and John A. Strand III, an individual residing at 1530 South 22nd Street, Leavenworth, Kansas 66048 ("EXECUTIVE"). This Agreement is executed on the date last written at the signature blocks below and supercedes and terminates the Independent Contractor Agreement entered into by the parties dated as of June 29, 1998. The effective date of this Agreement is October 1, 1998 ("EFFECTIVE DATE").

                                R E C I T A L S

     WHEREAS, Employer desires to hire and employ Executive as its President of TeleHub Technologies Corporation; and

     WHEREAS, Executive desires to become an employee of Employer;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. EMPLOYMENT. Employer, its subsidiaries and Affiliates (collectively, the "COMPANY") agree to employ Executive, and Executive hereby agrees to be employed by the Company on a full-time basis. For the purpose of this Agreement, the term "AFFILIATE" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Employer. Executive represents and warrants that the execution of this Agreement and his performance under this Agreement do not breach any other agreement to which Executive is a party and does not require the consent of any other person.

2. DUTIES. Executive shall serve as president of the Employer, shall perform such senior executive duties as are assigned by the Company from time to time and shall serve the Company faithfully and to the best of Executive's ability. The Executive will hold, without additional compensation, such other senior executive positions for the Company to which Executive may be appointed or elected from time to time. Subject to Subsection 8.4 hereof, in its sole discretion the Company may, from time to time, change Executive's title or responsibility. Executive's conduct must promote the host interests of the Company and must not discredit the Company, its products or services. Executive's primary work location will be Employer's headquarters, currently located in Gurnee, Illinois. Executive agrees to spend as much time in the Employer's headquarters or in any other location as may be deemed necessary by the Company's chief executive officer ("CEO"). The Employer agrees to establish a satellite office in the vicinity of Kansas City, Missouri from which Executive may work from time to time on the condition that Executive meets his obligations under the preceding sentence.


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3.   EXCLUSIVITY.  Executive shall devote substantially his full business time, efforts, attention, skill and energy to the Company's business. Executive shall disclose all other business activities to the Company shall not engage in any other business activity that requires significant personal services by Executive. After notifying the Company, Executive may take reasonable personal time for:

     3.1 personal investments that do not require significant services by Executive;

     3.2   participation in volunteer or charitable activities;

     3.3   participation in industry-related organizations;

     3.4   with prior Board approval, serving as a Director for other companies;
           and

     3.5   activities approved in advance by the Board;

except that Executive shall cease any such outside activity if the Company determines that such activity will interfere or conflict with the Company's interests.

4. CONFLICTS OF INTEREST. Executive shall not engage in any activity that, in the Company's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's interest. If Executive has any interest in a proposed transaction involving the Company, other than as a director, officer, employee or shareholder of the Company, Executive must fully disclose such interest to the Company. If Executive is considering obtaining or anticipates obtaining any interest in a transaction involving the Company other than as a director, officer, employee or shareholder of the Company, Executive must obtain the Company's written approval of Executive's involvement (which Company may withhold in its sole discretion) prior to Executive obtaining such an interest. Executive represents that, to the best of his knowledge, there is no other contract or duty on his part now in existence inconsistent with this Agreement or that in any way would prohibit Executive from performing any of his duties hereunder. Executive further agrees not to disclose to Company, bring onto Company's premises or use any confidential information that belongs to anyone other than Company or Executive. Executive has provided to Employer a copy of Executive's Employee Agreement Regarding Property Rights and Business Practices dated January 1, 1991, and signed September 23, 1991 ("SPRINT EMPLOYEE AGREEMENT") with Sprint Corporation, which restricts the use or disclosure of certain information by Executive. The parties hereto agree that the Sprint Employee Agreement is not inconsistent with this Agreement.

5. INVENTIONS AND CONFIDENTIALITY. Executive acknowledges that the Company is in a unique , world-wide business and has expended significant amounts to develop its proprietary products and services and, by reason of Executive's position with the Company, Executive will have access to Confidential Information, proprietary information and other intellectual property of the Company. As a condition to the Executive's employment with the Company, the Executive agrees to and has executed and delivered to the Company, the Invention Assignment and Confidentiality Covenant ("COVENANT"), the terms of which are hereby incorporated into and made part of this Agreement. Executive agrees that the restrictions contained in the Covenant are fair, reasonable and necessary.


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6.   COMPENSATION AND BENEFITS.  In consideration of the services to be rendered pursuant to this Agreement, Executive shall receive the following compensation and benefits during the term of is employment:

     6.1. SALARY. The Company shall pay Executive an annual base salary, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $160,000 ("SALARY").

     6.2.   BONUS.

               6.2.1. The Company will pay Executive an incentive bonus up to fifty percent (50%) of Executive's base Salary for each fiscal year of the Company during which Executive is employed hereunder ("BONUS"), based upon Executive's accomplishments of objectives that are mutually defined and agreed upon between, and documented by, Executive and the Company. If the Company and Executive are unable to reasonably agree on the performance criteria, targets or other components of the Bonus to be paid to Executive for any fiscal year of the Company, executive shall receive an automatic Bonus for that fiscal year equal to thirty four percent (34%) of Executive's base Salary for such fiscal year. For fiscal year 1998, Executive's Bonus shall be prorated back to July 1, 1998. The Company shall pay Executive's Bonus ninety (90) calendar days after the close of the Company's fiscal year.

               6.2.2. Notwithstanding the foregoing, if, in any fiscal year, the Company, (i) defers or does not pay a bonus generally to similar Company executives, or (ii) lowers the amount of the bonus or the percentage of salary upon which the bonus is based generally for similar Company executives, then the Company may, in its sole discretion, (i) defer or not pay the Bonus to, or
               (ii) lower the amount of the Bonus or the percentage of Salary upon which the Bonus is based for, Executive provided that any such deferral, nonpayment or reduction is for the same length of time and/or the same percentage deferral, nonpayment, or reduction as applied generally to similar Company executives.

               6.2.3. The Company's Board of Directors, with the advice of Executive's supervisor, shall annually review the amounts of Executive's base Salary and Bonus, and may increase, but may not decrease, Executive's base Salary and Bonus as set forth herein, except that if the Company (i) lowers the salary or defers some portion of the salary generally for similar Company executives, or (ii) lowers the bonus or the percentage of salary upon which the bonus is based generally for similar Company executives, then Company may, in its sole discretion, (i) lower Executive's Salary or defer some portion of the Salary, or (ii) lower Executive's Bonus or the percentage of Salary upon which the Bonus is based provided that such deferral or reduction is for the same length of time and or the same percentage deferral or reduction as applied generally to similar Company executives. However, if, pursuant to this subsection, the Company lowers Executive's Salary by more than fifty percent (50%), then the Executive shall have the right to terminate his employment with the Company


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               pursuant to Section R.4 or renegotiate this Agreement.

     6.3. BENEFITS. The Company may provide Executive with such insurance plans, hospitalization plans, retirement plans and other executive benefits that are generally provided to executive employees of the Company and for which Executive is eligible under the terms and conditions thereof. If Executive wishes to purchase a disability insurance policy for himself, then following Executive's delivery to Company of a receipt and proof of payment for the premium on such a policy. Company will reimburse Executive up to $4,000 per year toward the cost of the premium.

     6.4. STOCK OPTIONS. The Company has created a stock option plan for directors, officers and employees.

            6.4.1 Parent hereby grants to Executive as of the Effective Date an option ("OPTION") to purchase 350,000 common shares, $0.001 par value, of Parent ("SHARES") at an exercise price of $14.58 per Share, pursuant to the terms and conditions of Parent's 1997 Stock Option Plan ("PLAN"). Promptly after the execution and delivery of this Agreement, Parent shall deliver to Executive a Stock Option Certificate enumerating the specific terms and conditions of the Option as set forth herein in accordance with Section 6.1 of the Plan. The Company represents and warrants to Executive that the Option has been approved by the Committee (as defined in the Plan) in accordance with the terms of the Plan.

            6.4.2 The Option shall become exercisable with respect to 25% of the Shares subject to the Option on the Effective Date, with respect to an additional 25% of the Shares subject to the Option on January 1, 1999, with respect to an additional 25% of Shares subject to the Option on January 1, 2000 and with respect to the remaining 25% of the Shares subject to the Option on January 1, 2001. Such rights to exercise shall be cumulative. The Option shall expire on October 1, 2008, subject to earlier termination as provided in the Plan.

     6.5. ANNUAL LEAVE. Executive shall be entitled to vacations, sick leaves, personal days and other time off in accordance with the Company's policies in effect for officers and executive employees of the Company which shall include no less than three weeks paid vacation per year.

     6.6. CAR ALLOWANCE. The Company shall pay Executive a car allowance of $450.00 per month, in addition to Executive's other compensation.

     6.7. TEMPORARY LIVING EXPENSE. The Company shall reimburse the Executive up to $2,000.00 per month for reasonable housing expenses incurred while Executive is assigned to the Gurnee, Illinois work site or to any other work site more than 100 miles outside the Kansas City, Missouri metropolitan area.

     6.8. REIMBURSEMENT OF EXPENSES. Upon receipt of an itemized accounting of such expenses with acceptable supporting documentation, the Company shall promptly reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement in accordance with Company policy.


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7.  DURATION. Executive's employment shall commence on the Effective Date and continue until terminated in accordance with Section 8. The initial term of Executive's employment shall be four (4) years ("INITIAL TERM"), and shall be automatically renewed for additional terms of one (1) year unless earlier terminated pursuant to the terms of this Agreement. After termination of Executive's employment, the applicable provisions of this Agreement shall remain in full force and effect.

8.  TERMINATION. Executive's employment may be terminated as follows:

    8.1. Expiration of Term. Upon written notice by either party delivered at least thirty (30) calender days before the expiration of the Initial Term or renewal term (collectively, "TERM"), Executive's employment will terminate at the expiration of the then current Term.
    8.2. Death. If Executive dies during the Term of his employment, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and his employment shall be deemed terminated on the last day of such month.
    8.3. Cause. The Company may immediately terminate Executive's employment at any time for:
         8.3.1. non-performance or gross negligent performance by Executive of any material duties which continues after fifteen (15) calendar days' written notice specifying in detail such non-performance or gross negligent performance; or
         8.3.2. the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony; for acts of dishonesty or moral turpitude; for material violation of any material Company policy; for material violation of applicable local, state or federal laws or regulations related to Executive's performance of his duties hereunder or to the Company, including anti-discrimination laws or securities laws; or for violation of other laws which causes material economic damage to the Company or material damage to the business reputation of the Company; or a material breach by Executive of this Agreement and a failure by Executive to terminate or cure such breach within fifteen (15) calander days' after written notice from the Company specifying in detail such breach.
    8.4. Demotion or Lower Salary. The Executive may terminate Executive's employment with the Company upon thirty (30) calendar days' written notice if the Company assigns the Executive to a position of lower responsibility and Executive rejects such assignment or if the Company lowers Executive's Salary by more than fifty percent (50%) pursuant to Section 6.2.3. above.
    8.5. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon thirty (30) calendar days' prior written notice.
    8.6. Change of Control. Either party may terminate Executive's employment upon at least thirty (30) calendar days' written notice upon the occurrence of any of the following events:
         8.6.1. sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not Affiliates of the Company.


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            8.6.2.  sale, exchange or other disposition in one transaction of
                    35% or more of the outstanding voting stock of the Company to persons, firms or corporations who are not Affiliates of the Company;

            8.6.3. merger or consolidation of the Company in a transaction not involving an Affiliate of the Company in which the shareholders of the Company receive less than 50% of the outstanding voting stock of the new continuing corporation or successor entity;

            8.6.4. a bona find decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

     8.7. SEVERANCE. If Executive's employment is terminated pursuant to Subsection 8.4 or 8.6 hereof, or the Company terminates Executive's employment pursuant to Subsection 8.5 hereof, the Company shall pay Executive a Termination Fee equal to one hundred percent (100%) of Executive's then annual Salary, plus an amount equal to the Company's annual contribution for Executive's medical, dental and life insurance policy benefits plus ten percent (10%) of that annual contribution, plus the Bonus specified in Section 6.2 hereof; if Executive's employment is terminated before July 1, 1999, the Bonus will be fifty percent (50%) of Executive's annual Salary pro-rated for the portion of the year served; otherwise the Bonus will be the amount of the previous year's Bonus pro rated for the portion of the year served. Payments to be made pursuant to this paragraph shall only be made upon Executive's execution of a standard release waiving all claims against the Company ("RELEASE"). The Termination Fee shall be paid as soon as practical after Executive's termination and execution and delivery in the Company of the Release except that the Bonus portion of the Termination Fee shall be paid within ninety (90) calendar days of Executive's termination and execution and delivery to the Company of the Release. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

     8.8. NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by the Executive under this Section 8, other than pursuant Subsection 8.2, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Demotion of Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

9. SECURITIES MATTERS. Since the Executive will have access to Confidential Information, Executive's ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Executive agrees to:

     9.1 not engage in any transactions that intentionally or knowingly violate federal and


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           state securities laws;

     9.2 file all reports required by securities regulatory authorities to be filed by Executive;

     9.3 provide information about securities transactions when requested by the Company;

     9.4   follow written Company policies concerning securities transactions;

     9.5 execute any "lock-up" agreements or other restrictions on transactions when reasonably requested by the Company; and

     9.6   comply with securities law requirements for all transactions.

While Executive may request the Company's permission to engage in proposed securities transactions, Executive is still responsible for compliance with applicable legal requirements.

10. INJUNCTIVE RELIEF. Upon a material breach or threatened material breach by Executive of any of the provisions of Section 3, 4, 5 and 9 of this Agreement, or any term of the Covenant, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity to obtain the specific performance thereof by Executive or to enjoin Executive from violating the provisions hereof. Pending the outcome of any such litigation, Company shall be entitled to obtain injunctive or other relief, without bond.

11. SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then the remaining provisions will continue in full force and effect.

12. NOTICES. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by courier, registered or certified mail (postage prepaid), return receipt requested, and shall be effective upon delivery. Notices to the Company shall be delivered to the attention of the Chief Executive Officer at the Employer's Gurnee, Illinois address written above, and Notices to Executive shall be delivered to the Executive's address written above, or to such other address as the party to receive notice shall have furnished to the other in writing in accordance herewith.

13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by Illinois law, irrespective of choices of law principles. The parties agree that any action brought pursuant to the terms of this Agreement shall be brought in, and the parties hereby submit exclusively to, the personal jurisdiction and venue of the state and federal courts in or presiding over Chicago, Illinois.

14. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement to any successor, corporation or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.


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15.   NO WAIVER.  A waiver by any party of any breach of this Agreement shall not be a waiver for any preceding or succeeding breach. A waiver by any party of any right under this Agreement shall not be construed as a waiver of any other right.

16. AMENDMENTS. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Parent, Employer and Executive.

17. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. ENTIRE AGREMENT. This Agreement together with the Invention Assignment and Confidentiality Covenant set forth the entire agreement and understanding of the parties related to the subject matter of this Agreement and supersede all prior and contemporaneous understandings, agreements or representations by or between the parties, whether written or oral.

20. DISPUTES. Other than an action brought under Section 10, which may be brought directly in any court of competent jurisdiction, any dispute or controversy arising under, out of, in connection with or in relation in this Agreement or the employment of Executive, and the Company or the termination of employment of Executive, with the Company, including any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, and any other federal, state or local law, statute, regulation or ordinance pertaining to employment, shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Chicago, Illinois. The arbitration proceeding shall be conducted in Chicago, Illinois by a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration


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Association, except as otherwise provided herein.  Discovery shall be permitted to the extent ordered by the arbitrator in compliance with and pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association.
The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date as stated above.

EMPLOYER:  TeleHub Technologies Corporation,         EXECUTIVE:  John A. Strand, III
           a Nevada corporation


By:    /s/ Donald H. Sledge                          By:    /s/ John A. Strand, III
       -------------------------------------               ------------------------------------
       Donald H. Sledge, President & CEO                    John A. Strand, III


       10/1/98                                              10/1/98
Date:  -----------------------------------           Date:  -----------------------------------


PARENT:  TeleHub Communications Corporation,
         A Nevada corporation


By:    /s/ Donald H. Sledge
       -------------------------------------
       Donald H. Sledge, President & CEO


       10/1/98
Date:  -----------------------------------


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